UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 23, 2007
ISILON SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33196	91-2101027

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
3101 Western Avenue
Seattle, Washington 98121
(Address of principal executive offices, including zip code)
(206) 315-7500
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective as of October 23, 2007, the Board of Directors of Isilon Systems, Inc. (“Isilon”) appointed Sujal Patel, Isilon’s Founder, Chief Technology Officer and a board member, as Isilon’s President and Chief Executive Officer, replacing Steve Goldman. In addition, Isilon’s Controller Bill Richter was appointed to serve as the company’s interim Chief Financial Officer and principal financial and accounting officer, replacing Stuart Fuhlendorf. Mr. Richter will serve in this position while Isilon completes a search for a new Chief Financial Officer.
Item 8.01	Other Events
     On October 24, 2007, Isilon issued a press release announcing Mr. Patel’s appointment as Isilon’s President and Chief Executive Officer and the appointment of Mr. Richter as interim Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Isilon Systems, Inc. issued October 24, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISILON SYSTEMS, INC.
By:	/s/ Keenan Conder
Keenan Conder
Vice President, General Counsel and Corporate Secretary

Date: October 24, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Isilon Systems, Inc. issued October 24, 2007